(h)(17)(vi)

AMENDMENT NO. 5

FUND OF FUNDS INVESTMENT AGREEMENT

Amendment No. 5, dated October 16, 2025 (“Amendment No. 5”), to the Fund of Funds Investment Agreement, dated as of January 19, 2022 (“Agreement”), among EQ Advisors Trust and 1290 Funds (“EQ Trusts”) and WisdomTree Trust.

WHEREAS, the EQ Trusts and WisdomTree Trust desire to amend Appendix A of the Agreement to update the list of Acquiring Funds and Acquired Funds;

NOW THEREFORE, the EQ Trusts and WisdomTree Trust agree to modify and amend the Agreement as follows:

Appendix A. Appendix A to the Agreement, which sets forth the Acquiring Funds and Acquired Funds, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 5 as of the date first above set forth.

EQ Advisors Trust 1290 Funds		WisdomTree Trust

By:	/s/ Kenneth Kozlowski	By:	/s/ Jonathan Steinberg
	Name: Kenneth Kozlowski		Name: Jonathan Steinberg
	Title: Senior Vice President and Chief Investment Officer		Title: President

APPENDIX A

AMENDMENT NO. 5

FUND OF FUNDS INVESTMENT AGREEMENT

Acquiring Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/AB Sustainable U.S. Thematic Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth ESG Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Core Plus Bond Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/Franklin Moderate Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Corporate Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Growth Stock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return ESG Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

1290 FUNDS

1290 Avantis U.S. Large Cap Growth Fund

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

Acquired Funds

WisdomTree ETFs

A. DOMESTIC EQUITY ETFs

CORE –

LARGE CAP

Fund Name	Ticker	Exp. Ratio %
U.S. LargeCap	EPS	0.08
U.S. Quality Dividend Growth	DGRW	0.28

MID & SMALL CAP

Fund Name	Ticker	Exp. Ratio %
U.S. MidCap	EZM	0.38
U.S. SmallCap	EES	0.38
U.S. SmallCap Quality Dividend Growth	DGRS	0.38
U.S. Multifactor	USMF	0.28

VALUE - LARGE CAP

Fund Name	Ticker	Exp. Ratio %
U.S. LargeCap Dividend	DLIN	0.28
U.S. Total Dividend	DTD	0.28
U.S. High Dividend	DHS	0.38
U.S. AI Enhanced Value	AIVL	0.58
U.S. Value	WTV	0.12

VALUE - MID & SMALL CAP

Fund Name	Ticker	Exp. Ratio %
U.S. MidCap Dividend	DON	0.38
U.S. SmallCap Dividend	DES	0.38

GROWTH - LARGE CAP

Fund Name	Ticker	Exp. Ratio %
U.S. Quality Growth	QGRW	0.28

GROWTH - MID & SMALL CAP

Fund Name	Ticker	Exp. Ratio %
U.S. MidCap Quality Growth	QMID	0.38
U.S. SmallCap Quality Growth	QSML	0.38

B. INTERNATIONAL EQUITY ETFs

•	INTERNATIONAL

Fund Name	Ticker	Exp. Ratio %
International Equity	DWM	0.48
International Multifactor	DWMF	0.38
Dynamic International Equity[2]	DDWM	0.40
True Developed International[3]	DOL	0.48
International AI Enhanced Value	AIVI	0.58
International High Dividend	DTH	0.58
International Hedged Quality Dividend Growth	IHDG	0.58
International Quality Dividend Growth	IQDG	0.42

•	INTERNATIONAL MID & SMALL CAP

Fund Name	Ticker	Exp. Ratio %
International SmallCap Dividend	DLS	0.58
Dynamic International SmallCap Equity[4]	DDLS	0.58
International MidCap Dividend	DIM	0.58

•	GLOBAL

Fund Name	Ticker	Exp. Ratio %
Global ex-U.S. Quality Growth[5]	DNL	0.42
Global High Dividend	DEW	0.58
New Economy Real Estate	WTRE	0.58
GeoAlpha Opportunities	GEOA	0.58
Global Defense	WDGF	0.45

•	REGIONAL/SINGLE COUNTRY

Fund Name	Ticker	Exp. Ratio %
Japan Hedged Equity	DXJ	0.48
Europe Hedged Equity	HEDJ	0.58
Europe Quality Dividend Growth	EUDG	0.58
European Opportunities[6]	OPPE	0.58
Japan Opportunities[7]	OPPJ	0.58
Europe Defense	WDEF	0.45
Asia Defense	WDAF	0.45

•	REGIONAL/SINGLE COUNTRY SMALL CAP

Fund Name	Ticker	Exp. Ratio %
Japan SmallCap Dividend	DFJ	0.58
Europe SmallCap Dividend	DFE	0.58

C. EMERGING MARKETS EQUITY ETFs

•	EMERGING MARKETS

Fund Name	Ticker	Exp. Ratio %
Emerging Markets High Dividend	DEM	0.63
Emerging Markets Quality Dividend Growth	DGRE	0.32
Emerging Markets SmallCap Dividend	DGS	0.58
Emerging Markets Multifactor	EMMF	0.48
True Emerging Markets[1]	XC	0.32
Emerging Markets ex-State-Owned Enterprises	XSOE	0.32

•	REGIONAL/SINGLE COUNTRY

Fund Name	Ticker	Exp. Ratio %
China ex-State-Owned Enterprises	CXSE	0.32
India Earnings	EPI	0.84
India Hedged Equity	INDH	0.64

D. FIXED INCOME ETFs

•	STRATEGIC CORE/CORE PLUS

Fund Name	Ticker	Exp. Ratio %
Yield Enhanced U.S. Aggregate Bond	AGGY	0.12
Interest Rate Hedged U.S. Aggregate Bond	AGZD	0.23
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG	0.12
Voya Yield Enhanced USD Universal Bond	UNIY	0.15

•	GOVERNMENT STRATEGIES

Fund Name	Ticker	Exp. Ratio %
Floating Rate Treasury	USFR	0.15
7-10 Year Laddered Treasury	USIN	0.15
1-3 Year Laddered Treasury	USSH	0.15

•	MUNICIPAL BONDS

Fund Name	Ticker	Exp. Ratio %
Core Laddered Municipal	WTMU	0.25
High Income Laddered Municipal	WTMY	0.35

•	SECURITIZED SECTOR

Fund Name	Ticker	Exp. Ratio %
Mortgage Plus Bond	MTGP	0.45

•	CREDIT

Fund Name	Ticker	Exp. Ratio %
Interest Rate Hedged High Yield Bond	HYZD	0.43
U.S. Short-Term Corporate Bond	QSIG	0.18
U.S. Corporate Bond	QIG	0.18
U.S. High Yield Corporate Bond	QHY	0.38

•	EMERGING MARKETS

Fund Name	Ticker	Exp. Ratio %
Emerging Markets Local Debt	ELD	0.55
Emerging Markets Corporate Bond	EMCB	0.60

•	CURRENCY STRATEGIES

Fund Name	Ticker	Exp. Ratio %
Emerging Currency Strategy	CEW	0.55
Bloomberg U.S. Dollar Bullish	USDU	0.50

E. ALTERNATIVE ETFs

•	MANAGED FUTURES

Fund Name	Ticker	Exp. Ratio %
Managed Futures Strategy	WTMF	0.65

•	OPTION-BASED

Fund Name	Ticker	Exp. Ratio %
Target Range	GTR	0.70
Equity Premium Income[8]	WTPI	0.44

•	COMMODITY

Fund Name	Ticker	Exp.Ratio %
Enhanced Commodity Strategy	GCC	0.55

F. CAPITAL EFFICIENT ETFs

•	CORE

Fund Name	Ticker	Exp. Ratio %
U.S. Efficient Core	NTSX	0.20
International Efficient Core	NTSI	0.26
Emerging Markets Efficient Core	NTSE	0.32

•	GOLD AND COMMODITIES

Efficient Gold Plus Equity Strategy	GDE	0.20
Efficient Gold Plus Gold Miners Strategy	GDMN	0.45

G. THEMATIC ETFS

•	MEGATREND ETFs

Fund Name	Ticker	Exp. Ratio %
Cloud Computing	WCLD	0.45
Cybersecurity	WCBR	0.45
BioRevolution	WDNA	0.45
Artificial Intelligence and Innovation	WTAI	0.45
Quantum Computing	WTQM	0.45

1	Formerly known as Emerging Markets ex-China Fund.
2	Formerly known as Dynamic Currency Hedged International Equity Fund.
3	Formerly known as International LargeCap Dividend Fund.
4	Formerly known as WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund.
5	Formerly known as WisdomTree Global ex-U.S. Quality Dividend Growth Fund.
6	Formerly known as WisdomTree Europe Hedged SmallCap Equity Fund (EUSC).
7	Formerly known as WisdomTree Japan Hedged SmallCap Equity Fund (DXJS).
8	Formerly known as WisdomTree PutWrite Strategy Fund (PUTW).